Exhibit 99.1

EXELON AND CONSTELLATION REACH MERGER SETTLEMENT WITH

THE STATE OF MARYLAND, CITY OF BALTIMORE, OTHER KEY PARTIES

Value of merger package increased from $250 million

to more than $1 billion

Package includes 285-300 MW of new generation in Maryland

More than half of new generation will be renewable

Merger now expected to create more than 6,000 jobs

CHICAGO AND BALTIMORE (December 15, 2011) – Exelon Corporation (NYSE:EXC), Constellation Energy (NYSE:CEG) and Baltimore Gas and Electric Company today announced that, in connection with their proposed merger, they have reached a settlement with the State of Maryland, the Maryland Energy Administration (MEA), the City of Baltimore and the Baltimore Building and Construction Trades Council. The settlement agreement includes an expanded package of benefits for Maryland, the City of Baltimore and BGE customers – now totaling more than $1 billion and expected to create more than 6,000 jobs statewide.

“Completing our merger with Constellation is a major objective of Exelon’s growth strategy, and we are pleased to announce this settlement today,” said Exelon President and COO Christopher M. Crane. “We recognize that addressing the reasonable interests of the State of Maryland is an important element of the merger approval process. We listened carefully to questions posed by the Maryland Public Service Commission and the other parties during our merger proceeding, and we’ve been engaged in discussions with the State of Maryland, City of Baltimore and others to understand their needs and expectations for this merger. As a result, we enhanced the already robust package of benefits that the merger will provide for the State of Maryland and BGE customers.”

In the settlement, Exelon commits to:

•

Develop 285-300 megawatts (MW) of new generation in Maryland, including 165-180 MW of renewable generation and 120 MW of gas-fired generation. The new generation projects will be built within the state, are expected to create more than 2,800 local jobs, and will benefit BGE customers and the public by helping Maryland transition toward renewable forms of electricity. The total investment in energy generation is at least $625 million.

•

Contribute $32 million for offshore wind research and development – Exelon will assist the State of Maryland in its efforts to develop a major offshore wind energy project. Of the $32 million, $2 million will be awarded to a Maryland institution of higher learning to facilitate research on wind energy applications. This initiative is expected to create about 430 jobs in Maryland.

•

Provide $50 million to weatherize and provide energy-conservation measures for 12,500 low-to-moderate income homes, helping make up for cuts in federal funding for this purpose. This initiative is expected to create nearly 500 jobs in Maryland.

•

Further measures to preserve BGE as a leading Maryland company – Exelon will take numerous steps to ensure BGE remains a strong company, responsive to the Maryland communities it serves as well as its employees. Among the commitments included in the settlement is BGE maintaining its capital and operations and maintenance spending and paying no dividends to Exelon through 2014, to continue to support its high level of investment in smart meters, reliability and other key initiatives.

“The Exelon-Constellation merger, once completed, will serve as the catalyst for a wide array of energy initiatives in Maryland,” said Mayo A. Shattuck III, chairman, president and CEO of Constellation. “In turn, these will create jobs and economic activity in the state, while helping Maryland achieve its clean energy and environmental goals.”

The 285-300 MW of new generation offered by the companies as part of this settlement includes 165-180 MW of renewables, including wind, solar and energy generated from poultry litter; this represents 140 MW of renewables above the companies’ original 25 MW proposal. It also includes 120 MW of natural gas generation developed by 2015. As an added benefit, the poultry litter project is expected to reduce pollution negatively affecting Chesapeake Bay.

Additionally, the settlement includes commitments previously put forth by Exelon and Constellation, including:

•	$112 million to fund a $100 rate credit for each BGE residential customer within 90 days after consummating the merger;

•	$95-120 million for the construction of a new headquarters building in downtown Baltimore

•	A $10 million contribution toward the Electric Universal Service Program

•	A $10 million contribution toward EmPower Maryland energy-efficiency programs

In addition, the companies have committed to maintain charitable giving at an average level of $7 million per year for at least 10 years, for a total of $70 million.

“Exelon continues to serve as an economic engine making large-scale investments and contributions in the key states where it operates,” said Crane. “Under the merger settlement we are announcing today, so long as it is approved, Exelon will be able to play a similar economic investment role in Maryland. We are hopeful other parties will review this offer and join in the settlement.”

The settlement requires approval by the Maryland Public Service Commission (PSC), and a filing seeking the PSC’s approval will be made shortly.

In addition to the companies’ merger filing with the Maryland PSC, Exelon and Constellation made other regulatory filings in support of their proposed merger. On Aug. 3, the Public Utility Commission of Texas approved the merger. The merger also requires regulatory approvals by the Federal Energy Regulatory Commission, the Nuclear Regulatory Commission, the New York State Public Service Commission and the Department of Justice. Shareholders of both companies overwhelmingly approved the transaction on Nov. 17. Pending all required approvals, Exelon and Constellation expect to complete their merger in early 2012.

About Exelon

Exelon Corporation is one of the nation’s largest electric utilities with more than $18 billion in annual revenues. The company has one of the industry’s largest portfolios of electricity generation capacity, with a nationwide reach and strong positions in the Midwest and Mid-Atlantic. Exelon distributes electricity to approximately 5.4 million customers in northern Illinois and southeastern Pennsylvania and natural gas to approximately 490,000 customers in the Philadelphia area. Exelon is headquartered in Chicago and trades on the NYSE under the ticker EXC.

About Constellation Energy

Constellation Energy is a leading competitive supplier of power, natural gas and energy products and services for homes and businesses across the continental United States. It owns a diversified fleet of generating units, totaling approximately 12,000 megawatts of generating capacity, and is a leading advocate for clean, environmentally sustainable energy sources, such as solar power and nuclear energy.

The company delivers electricity and natural gas through the Baltimore Gas and Electric Company (BGE), its regulated utility in Central Maryland. A FORTUNE 500 company headquartered in Baltimore, Constellation Energy had revenues of $14.3 billion in 2010. Learn more online: www.constellation.com.

For the latest information about the Exelon-Constellation merger, visit the merger website: www.exelonconstellationmerger.com.

Cautionary Statements Regarding Forward-Looking Information

Except for the historical information contained herein, certain of the matters discussed in this communication constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “forecast,” and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding benefits of the proposed merger of Exelon Corporation (Exelon) and Constellation Energy Group, Inc. (Constellation), integration plans and expected synergies, the expected timing of completion of the transaction, anticipated future financial and operating performance and results, including estimates for growth. These statements are based on the current expectations of management of Exelon and Constellation, as applicable. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication regarding the proposed merger. For example, (1) the companies may be unable to obtain regulatory approvals required for the merger, or required regulatory approvals may delay the merger or result in the imposition of conditions that could have a material adverse effect on the combined company or cause the companies to abandon the merger; (2) conditions to the closing of the merger may not be satisfied; (3) an unsolicited offer of another company to acquire assets or capital stock of Exelon or Constellation could interfere with the merger; (4) problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected; (5) the combined company may be unable to achieve cost-cutting synergies or it may take longer than expected to achieve those synergies; (6) the merger may involve unexpected costs, unexpected liabilities or unexpected delays, or the effects of purchase accounting may be different from the companies’ expectations; (7) the credit ratings of the combined company or its subsidiaries may be different from what the companies expect; (8) the businesses of the companies may suffer as a result of uncertainty surrounding the merger; (9) the companies may not realize the values expected to be obtained for properties expected or required to be divested; (10) the industry may be subject to future regulatory or legislative actions that could adversely affect the companies; and (11) the companies may be adversely affected by other economic, business, and/or competitive factors. Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of Exelon, Constellation or the combined company. Discussions of some of these other important factors and assumptions are contained in Exelon’s and Constellation’s respective filings with the Securities and Exchange Commission (SEC), and available at the SEC’s website at www.sec.gov, including: (1) Exelon’s 2010 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 18; (2) Exelon’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2011 in (a) Part II, Other Information, ITEM 1A. Risk Factors, (b) Part 1, Financial Information, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) Part I, Financial Information, ITEM 1. Financial Statements: Note 13; (3) Constellation’s 2010 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 12; and (4) Constellation’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2011 in (a) Part II, Other Information, ITEM 1A. Risk Factors and ITEM 5. Other Information, (b) Part I, Financial Information, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) Part I, Financial Information, ITEM 1. Financial Statements: Notes to Consolidated Financial Statements, Commitments and Contingencies. These risks, as well as other risks associated with the proposed merger, are more fully discussed in the definitive joint proxy statement/prospectus included in the Registration Statement on Form S-4 that Exelon filed with the SEC and that the SEC declared effective on October 11, 2011 in connection with the proposed merger. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. Neither Exelon nor Constellation undertake any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this communication.

Additional Information and Where to Find it

In connection with the proposed merger between Exelon and Constellation, Exelon filed with the SEC a Registration Statement on Form S-4 that included the definitive joint proxy statement/prospectus. The Registration Statement was declared effective by the SEC on October 11, 2011. Exelon and Constellation mailed the definitive joint proxy statement/prospectus to their respective security holders on or about October 12, 2011. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION about Exelon, Constellation and the proposed merger. Investors and security holders may obtain copies of all documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, a copy of the definitive joint proxy statement/prospectus may be obtained free of charge from Exelon Corporation, Investor Relations, 10 South Dearborn Street, P.O. Box 805398, Chicago, Illinois 60680-5398, or from Constellation Energy Group, Inc., Investor Relations, 100 Constellation Way, Suite 600C, Baltimore, MD 21202.

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Contact:

Media Contacts:	Exelon	Constellation
	Judy Rader	Lawrence McDonnell
	312-394-7417	410-470-7433

Investor Contacts:	Exelon	Constellation
	Stacie Frank	Sandra Brummitt
	312-394-3094	410-470-6440